UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 5th Avenue
20th Floor
New York, NY 10111
(Address of principal executive offices) (Zip Code)

1-844-689-3939

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2023, the Board of Directors (the “Board”) of Anavex Life Sciences Corp., a Nevada corporation (the “Company”), determined that it was in the best interests of the Company and its stockholders to amend and restate the Company’s Bylaws, and approved and adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Board amended the Company’s Bylaws to require that the position of Chairman of the Board of Directors must be filled by an independent director and cannot be held by the Chief Executive Officer of the Company. The Amended and Restated Bylaws became effective immediately upon their adoption.

The foregoing summary of the Amended and Restated Bylaws does not purport to be a complete statement of the terms of such document and is qualified in its entirety by reference to the full text the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws
Exhibit 104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

By:
/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: April 14, 2023